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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF FORMATION
                                       OF
                             STEWART & STEVENSON LLC

     This Certificate of Formation of Stewart & Stevenson LLC (the "Company") has been duly executed and is being duly filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, as amended from time to time.

     FIRST: The name of the limited liability company is Stewart & Stevenson
LLC.

     SECOND: The name and address of the registered office of the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

     THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

     IN WITNESS WHEREOF, the undersigned, being an authorized person of the Company, has duly executed this Certificate of Formation as of this 29th day of November, 2005.


                                        /s/ Christopher M. Burke
                                        ----------------------------------------
                                        Christopher M. Burke
                                        Authorized Person